                                SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:


/ /  Preliminary proxy statement                   / /  Confidential, for Use of the Commission Only
/X/  Definitive proxy statement                             (as permitted by Rule 14a-6(e)(2))
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       COEUR D'ALENE MINES CORPORATION
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               (Name of Registrant as Specified in Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         /X/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         / /   Fee computed on table below per Exchange Act
               Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transactions applies:

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         (2)   Aggregate number of securities to which transactions applies:

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         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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         / /   Fee paid previously with preliminary materials.

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         / /   Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

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         (2)   Form, schedule or registration statement no.:

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         (3)   Filing party:

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         (4)   Date filed:

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

                        COEUR D'ALENE MINES CORPORATION

                        400 COEUR D'ALENE MINES BUILDING
                               POST OFFICE BOX I
                                505 FRONT AVENUE
                           COEUR D'ALENE, IDAHO 83814

                                                                   April 1, 1996

Dear Shareholder:

     We are pleased to invite you to attend our Annual Meeting. This year it will be held the morning of Tuesday, May 14, 1996, at 9:30 A.M., local time, at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho. The primary business of the meeting will be to elect directors and ratify the selection of independent accountants.

     We welcome to our family of shareholders the holders of our recently issued shares of Mandatory Adjustable Redeemable Convertible Securities.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it wise for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, permit-stamped envelope which we have provided for your convenience.

                                            Sincerely,
                                            /s/ DENNIS E. WHEELER
                                            Dennis E. Wheeler
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                        COEUR D'ALENE MINES CORPORATION
                        400 COEUR D'ALENE MINES BUILDING
                                505 FRONT AVENUE
                               POST OFFICE BOX I
                           COEUR D'ALENE, IDAHO 83814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of Coeur d'Alene Mines Corporation (the "Company"), an Idaho corporation, will be held at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho, on Tuesday, May 14, 1996, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of Directors of the Company consisting of eight persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

          2. To ratify the selection of Ernst & Young as public accountants for the Company for the current fiscal year; and

          3. To transact such other business as properly may come before the meeting.

     Nominees for directors are set forth in the enclosed Proxy Statement.

     Only shareholders of record at the close of business on March 25, 1996, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

                                                By order of the Board of Directors,
                                                /s/ WILLIAM F. BOYD
Coeur d'Alene, Idaho                            William F. Boyd
April 1, 1996                                   Secretary

                             YOUR VOTE IS IMPORTANT

     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation, by the Board of Directors of Coeur d'Alene Mines Corporation (the "Company"), of proxies of shareholders to be voted at the Annual Meeting of Shareholders to be held on May 14, 1996, and any and all adjournments thereof.

     Any shareholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about April 1, 1996, to shareholders of the Company.

                               VOTING SECURITIES

     All shareholders of record as of the close of business on March 25, 1996, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date, except that shareholders have cumulative voting rights in the election of directors. As of the close of business on March 25, 1996, a total of 20,464,882 shares of common stock, $1 par value per share (the "Common Stock"), and 6,588,235 shares of Mandatory Adjustable Redeemable Convertible Securities, $1 par value per share (the "MARCS") were issued and outstanding.

     Under cumulative voting for directors, the number of votes a shareholder may cast is the number of shares held, multiplied by the number of directors being elected. Those votes may be cast however desired. For example, if you own 100 shares and eight directors are being elected, you have 800 votes which you may either cast for one candidate or distribute among the candidates, as you desire.

     Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the eight nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election) or, in their discretion, they may vote cumulatively for all or a lesser number of such nominees in order to elect the maximum number of Management's nominees; (2) FOR the ratification of the selection of Ernst & Young as the Company's independent public accountants; and (3) in their discretion with respect to such other business as properly may come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company has retained Morrow & Company, Inc., New York, New York, to assist it in the solicitation of proxies. That firm's charge to the Company will be $7,500 plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Eight of the nominees currently are members of the Board. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below, or in the sole discretion of the persons named in the accompanying proxy, for a lesser number of such nominees in order to elect the maximum number of Management's nominees. The Company does not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

                                                                                        DIRECTOR
                                  NOMINEE                                       AGE      SINCE
----------------------------------------------------------------------------    ---     --------
Dennis E. Wheeler...........................................................    53        1978
  Chairman of the Board of the Company since May 1992; President since
  December 1980; Chief Executive Officer since December 1986; Chief
  Administrative Officer from December 1980 to December 1986; Secretary from
  January 1980 to December 1980; Senior Vice President and General Counsel
  from 1978 to 1980. Director of Sierra Pacific Resources (a public utility holding company).
Joseph C. Bennett...........................................................    63        1981
  Mining Consultant. Director of Conwest Exploration Company, Limited.
Duane B. Hagadone...........................................................    63        1987
  Chairman of the Board of The Hagadone Corporation, a company engaged in the newspaper and communications businesses, since 1966; Chairman of the
  Board of Hagadone Hospitality Co., which is engaged in the hotel and restaurant businesses, since 1983. Director of Washington Water Power
  Company.
James J. Curran.............................................................    56        1989
  Chairman of the Board and Chief Executive Officer, First Interstate Bank,
  Northwest Region (Alaska, Idaho, Montana, Oregon and Washington); Chairman
  of the Board and Chief Executive Officer, First Interstate Bank of Oregon,
  N.A. from February 1991 to October 1991; Chairman, President and Chief
  Executive Officer of First Interstate Bank of Denver, N.A., from April
  1990 to January 1991; Chairman, President and Chief Executive Officer of
  First Interstate Bank of Idaho, N.A., from July 1984 to March 1990.
James A. Sabala.............................................................    41        1989
  Senior Vice President and Chief Financial Officer of the Company since
  June 1989; Vice President -- Finance from 1987 to June 1989; Treasurer since 1982; and Secretary from 1986 to March 1990. Certified Public
  Accountant.

                                                                                        DIRECTOR
                                  NOMINEE                                       AGE      SINCE
----------------------------------------------------------------------------    ---     --------
James A. McClure............................................................    71        1991
  Attorney with the Boise, Idaho law firm of Givens, Pursley & Huntley;
  President of the Washington, D.C. consulting firm of McClure, Gerard &
  Neuenschwander, Inc.; United States Senator from Idaho from 1972 to 1990;
  former Chairman of the Senate Energy and Natural Resources Committee.
  Director of Boise Cascade Corporation (natural resources company) and The
  Williams Companies (petroleum and telecommunications company).
Jeffery T. Grade............................................................    53        1993
  Chairman of the Board and Chief Executive Officer of Harnischfeger
  Industries, Inc., which is engaged in the manufacture of mining and material handling equipment and paper-making machinery and in computerized information systems and engineering services, since 1993; previously served as President and Chief Executive Officer of that corporation from
  1992 to 1993 and President and Chief Operating Officer of that corporation from 1986 to 1992. Director of Harnischfeger Industries, Inc., Case
  Corporation (a manufacturer of farming and construction equipment),
  Crucible Materials Corporation (a manufacturer of special materials) and
  Measurex Corporation (a manufacturer of central systems).
Cecil D. Andrus.............................................................    64        1995
  Governor of Idaho (1971-1977); Secretary of the Department of the Interior
  (1977-1981); Governor of Idaho (1987-1995). Director of Albertson's Inc.
  (a nation-wide grocery retail chain) and Key Corp. (commercial banking).
  Chairman of the Andrus Center for Public Policy at Boise State University;
  member "of counsel" of the Gallatin Group (a policy consulting firm).

 MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS
                           DIRECTORS OF THE COMPANY.

     The Board of Directors of the Company met seven times during 1995. The Company has an Audit Committee, consisting of Messrs. Curran, Grade and McClure, which met two times during 1995. The Board also has a Compensation Committee, consisting of Messrs. Andrus, Bennett, Grade and Hagadone, which met four times during 1995. Each director attended all of the meetings of the Board of Directors and committees on which he served except Jeffery T. Grade and Joseph
C. Bennett. The Company also has an Executive Committee of its Board on which Messrs. Bennett, Curran, Hagadone and Wheeler currently serve and which is authorized to act in the place of the Board of Directors on limited matters which require action between Board meetings. The Board of Directors does not have a nominating committee.

                                SHARE OWNERSHIP

     The following table sets forth information, as of March 25, 1996, concerning the beneficial ownership of the Company's Common Stock by shareholders known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock or MARCS, by each of the nominees for election as directors, and by all directors/nominees and executive officers of the Company as a group:

                                               COMMON STOCK                          MARCS
                                    ----------------------------------    ---------------------------    PERCENT OF
                                       SHARES                                SHARES                        TOTAL
                                    BENEFICIALLY           PERCENT OF     BENEFICIALLY    PERCENT OF       VOTING
                                       OWNED               OUTSTANDING       OWNED        OUTSTANDING      POWER
                                    ------------           -----------    ------------    -----------    ----------
Franklin Resources, Inc.(1)......      1,048,039               5.12          1,130,000       17.15          8.05%
FMR Corp.(2).....................      1,794,152               8.77                 --          --          6.63
Federated Investors(3)...........          3,500                  *          1,176,500       17.86          4.35
Oppenheimer Funds(4).............             --                 --            350,000        5.31          1.29
Dennis E. Wheeler................        111,779(5)(6)(7)       .54                 --          --             *
Joseph C. Bennett................          3,594(5)(7)          .02                 --          --             *
James A. Sabala..................         31,319(5)(6)(7)       .15                 --          --             *
Duane B. Hagadone................          6,038(7)             .03                 --          --             *
James J. Curran..................          3,070(5)(7)          .01                 --          --             *
James A. McClure.................            944(5)(7)            *                 --          --             *
Jeffrey T. Grade.................            694(7)               *                 --          --             *
Cecil D. Andrus..................            697(5)(7)            *                 --          --             *
All officers and nominees for
  director as a group (13
  persons).......................        205,914(6)(7)         1.00                 --          --             *

---------------

(*) Holding constitutes less than .0l% of the outstanding shares.

(1) Franklin Resources, Inc. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777. Of the above shares of Common Stock, 992,368 shares may be acquired upon the conversion of the Company's 6 3/8% Convertible Subordinated Debentures Due 2004 and 37,664 shares may be acquired upon the conversion of the Company's 6% Convertible Subordinated Debentures Due 2002.

(2) FMR Corp. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 82 Devonshire Street, Boston, Mass. 02109.

(3) Federated Investors is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 1001 Lebery Avenue, Pittsburgh, PA 15222-3779.

(4) Oppenheimer Funds is an investment advisory firm that serves as investment adviser to several investment companies that own the above-reported shares. Its address is 2 World Trade Center (34th Floor), New York, NY 10048.

(5) Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(6) Holding includes 4,178 shares held in the Coeur d'Alene Mines Corporation Profit Sharing Retirement Trust of which the officer is a Trustee.

(7) Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Company's 1989 Long-Term Incentive Plan or its 1995 Non-Employee Directors' Stock Option
    Plan: Dennis E. Wheeler -- 62,582 shares; Joseph C. Bennett -- 594 shares; James A. Sabala -- 18,193 shares; Duane B. Hagadone -- 5,938 shares; James
    J. Curran -- 2,970 shares; James A. McClure -- 594 shares; Jeffery T. Grade -- 594 shares; Cecil D. Andrus -- 597 shares; and all officers and directors as a group -- 132,065 shares.

                        COMPENSATION AND RELATED MATTERS

HISTORY AND OBJECTIVES OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

     The Company has an Executive Compensation Program (the "Program") that includes grants of Common Stock and options therefor and was originally approved by the shareholders in 1989. Prior to putting the Program in place, the Company engaged Hewitt Associates, a leading, independent executive compensation consulting firm to render advice on the structure of an executive compensation program which would provide incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect Company performance. The Company believes the Program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

COMPENSATION COMMITTEE

     The Company has a Compensation Committee composed entirely of outside directors. The Committee worked with the independent consultant and with the Chief Executive Officer to assure that the Program met the objectives set forth above, and is consistent with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation to the Board of Directors. The selection of officers receiving grants of stock options and awards of stock under the Program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation.

ELEMENTS OF THE PROGRAM

     The Program consists of three basic elements: 1) base salary, 2) annual incentive compensation, and 3) long-term incentive compensation. The Program is performance based. For the year 1995, 50% of each executive's annual incentive compensation was determined by the executive's performance relative to his predetermined goals, and the remaining 50% was determined by the Company's overall performance relative to predetermined goals established by the Board of Directors. Commencing in 1996, 25% is determined by each executive's performance relative to his predetermined goals, and the remaining 75% is determined by the Company's overall performance relative to predetermined goals established by the Board of Directors. Goals of the Chief Executive Officer are set by, and reviewed by, the Compensation Committee which makes recommendations to the Board of Directors. Goals of other executives are set by the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board of Directors. Fifty percent of each executive's long-term incentive compensation is based upon the Company's total return to shareholders compared to a mining industry peer group and the remaining 50% consists of stock options which align the executive's compensation with shareholder interests.

COMPENSATION PROGRAM SUMMARY

     Under the Program, base salary and annual incentives are targeted at approximately the 50th percentile of that reported for other companies in the industry on a size-adjusted basis. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile, based on stated performance objectives. During 1995, the Company retained Hewitt Associates to determine if the executive compensation was in fact established at the targeted levels. The compensation of the Company's executive officers is also linked to the Company's financial performance as well as the individual officer's performance. As more fully discussed below under "Compensation Committee Report," annual incentive compensation awards under the Annual Incentive Plan (the "AIP") are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives and vary depending upon the individual's level of responsibility and impact on overall Company performance. In 1995, one-half of the AIP target award value was based on financial performance of the Company and one-half was based on the individual officer's performance. The Program's long-term incentives include options granted under the Long-Term Incentive Plan (the "LTIP") and performance shares (payable in shares of Common Stock and cash after a four-year performance period) granted under the Company's Long-Term Performance Share Plan (the "LTPSP"). The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of Common Stock that are issued after a four-year period are directly related to the market value of the Company's Common Stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a four-year performance period. In 1995, one-half of the annual incentive payments under the AIP and all long-term incentive awards under the LTIP and LTPSP directly related to Company performance. Commencing in 1996, 75% of the annual incentive payments under the AIP and all long-term incentive awards under the LTIP and the LTPSP are directly related to Company performance.

     A total of 357,000 shares of Common Stock were originally authorized for possible issuance under the Program and an additional 200,000 shares were authorized at the Company's 1995 Annual Meeting of Shareholders. As of March 25, 1996, a balance of 469,618 shares remained available to underlie nonqualified options and Common Stock awards that may be granted in the future under the Program.
              ---------------------------------------------------

     The following Summary Compensation Table sets forth the annual salary, annual bonus (including cash and stock) and long-term compensation (including stock awards, options granted and long-term incentive cash payments) earned by the Company's Chief Executive Officer and the other four highest paid executive officers of the Company during each of the last three years. In addition, the table sets forth other compensation paid to such persons during 1995.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        -----------------------------------
                                                                                 AWARDS
                                      ANNUAL COMPENSATION               -------------------------   PAYOUTS
                          --------------------------------------------                   SHARES     -------
                                                         OTHER ANNUAL   COMMON STOCK   UNDERLYING    LTIP      ALL OTHER
   NAME AND PRINCIPAL              SALARY      BONUS     COMPENSATION     AWARD(S)      OPTIONS     PAYOUTS   COMPENSATION
        POSITION          YEAR      ($)      ($)(1)(2)        ($)          ($)(3)        (#)(4)     ($)(5)       ($)(6)
------------------------  -----   --------   ---------   -------------  ------------   ----------   -------   ------------
Dennis E. Wheeler.......   1995   $356,824   $244,969         --          $ --            37,114    $83,016     $ 35,670
  Chairman, President &    1994    326,607    215,963         --            --            15,600    54,141        32,786
  Chief Executive          1993    326,584    248,219         --            --            14,041    82,500       128,656
  Officer
Michael L. Clark........   1995    226,024    106,425         --            --            17,280      --          21,063
  Senior                   1994    214,773    103,860         --            --             8,640      --          15,999
  Vice-President --
  Chief Operating          1993    180,748    109,980         --            --             4,299      --          --
  Officer
James A. Sabala.........   1995    165,238     94,545         --            --            10,844    33,086        18,087
  Senior Vice              1994    162,738     82,764         --            --             6,336    21,578        13,644
  President --
  Finance, Chief           1993    160,145     81,760         --            --             3,821    29,040        11,564
  Financial Officer &
  Treasurer
William F. Boyd.........   1995    150,913     76,519         --            --             8,989    24,814        15,651
  Vice President,          1994    148,413     60,585         --            --             4,320    10,041        10,278
  Secretary and            1993    145,845     58,489         --            --             2,597      --           7,745
  Corporate
  Counsel
Michael C. Tippett......   1995    140,020     65,179         --            --            13,953    22,641        10,062
  Senior Vice              1994    114,231     54,782         --            --             3,744    13,584         9,472
  President --
  Business Development &   1993    114,148     58,126         --            --             2,328    17,820         5,698
  Exploration

---------------

(1) Annual incentive payments under the AIP are based upon target award levels established by the Compensation Committee of the Company's Board of Directors (the "Committee") at the beginning of each annual performance period and vary depending upon each participant's responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance, with one-half the award value based on overall Company financial performance and one-half based on the participant's individual performance. Company financial objectives underlying the measurement of Company performance include both total asset growth and cash flow return on total assets.

(2) Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus. In 1994, one-half of the AIP award was paid in cash and one-half was paid in shares of Common Stock which was valued at the market value, based on the closing prices of the shares on the New York Stock Exchange on the date of grant. In 1995, the AIP award was paid fully in cash.

(3) Reports the full market value (based on the closing prices of the shares on the New York Stock Exchange on the dates of grant) of aggregate shares of Common Stock awarded. Shares of Common Stock awarded under the LTPSP are issued upon completion of a four-year performance period after the date of grant. Prior to 1993, the Program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards are paid in shares of Common Stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $17.125 per share closing price of the shares on the New York Stock Exchange on December 31, 1995) of the restricted shares of Common Stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at December 31, 1995 were as follows: Dennis E. Wheeler -- 15,445 shares ($264,496), James A. Sabala -- 6,435 shares ($110,199), Michael L. Clark -- 1,615 shares ($27,657), William F. Boyd -- 2,076 shares ($35,551)
     and Michael L. Tippett -- 2,875 shares ($49,234). Dividends on restricted shares are remitted to each executive as paid by the Company.

(4) Reports the number of shares underlying nonqualified options granted under the LTIP during each of the respective years.

(5) Reports cash payouts (not awards) under the LTIP. Payments are made under the LTIP after the end of the four-year performance period after award. The above reported payments relate to awards made in 1992 and are based on the performance period ending December 31, 1995. See note 2 to the Long-Term Incentive Plan Awards Table below for additional information regarding the LTPSP.

(6) Includes the Company's contributions to its defined contribution Profit Sharing Retirement Plan (the "Profit Sharing Plan") and amounts credited to the Company's Supplemental Retirement Plan (the "Supplemental Retirement Plan"). The amount of the Company's annual contribution to the Profit Sharing Plan, in which all full-time employees who have been employed for over one year and are at least 21 years old participate, is determined annually by the Board of Directors and may not exceed 15% of the participants' aggregate compensation; however for the years 1993, 1994 and 1995 the contribution was 5%. Matching contributions by the Company to the Profit Sharing Plan accounts of each of Messrs. Wheeler, Clark, Sabala and Boyd in 1995 was $4,500. Accrued benefits under the Profit Sharing Plan begin vesting after one year of employment and are fully vested after five years of employment. Retirement benefits under the Profit Sharing Plan are based on a participant's investment fund account upon retirement, the participant's age and the form of benefit payment elected by the participant. The Company maintains the Supplemental Retirement Plan for its executive officers. Under the Supplemental Retirement Plan, an amount is accrued that equals the portion of the contribution to the Company's Profit Sharing Plan that is restricted due to restrictions under ERISA. In 1995, Messrs. Wheeler, Sabala and Boyd were credited with contributions of $7,500, $7,500 and $7,500, respectively, under the Profit Sharing Plan. In 1995, Messrs. Wheeler, Clark, Sabala, Boyd and Tippett were credited with $23,670, $9,063, $6,087, $3,651 and $2,562, respectively, pursuant to the
     Supplemental Retirement Plan.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in December 1995 under the LTIP for services rendered in 1995, and their potential realizable values. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option. Also set forth is the amount of the increases in the value of all of the Company's outstanding shares of Common Stock that would be realized in the event of such annual rates of stock price appreciation.

                              OPTION GRANTS TABLE

                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                                 FOR OPTION TERM(4)
-----------------------------------------------------------------------------------    ------------------------------------------
                     NUMBER OF        % OF TOTAL
                      SHARES        OPTIONS GRANTED
                    UNDERLYING       TO EMPLOYEES
                  OPTIONS GRANTED      IN FISCAL         EXERCISE        EXPIRATION
      NAME            (#)(1)            YEAR(2)       PRICE ($/SH)(3)       DATE           0%           5% ($)         10% ($)
----------------- ---------------   ---------------   ---------------    ----------    ----------    ------------    ------------
Dennis E.
  Wheeler........      37,114            36.86%           $ 18.00          12/05/05        $    0    $    420,130    $  1,064,801
Michael L.
  Clark..........      17,280            17.16%             18.00          12/05/05             0         195,610         495,763
James A.
  Sabala.........      10,844            10.77%             18.00          12/05/05             0         122,754         311,114
William F.
  Boyd...........       8,989             8.93%             18.00          12/05/05             0         101,755         257,894
Michael C.
  Tippett........      13,953            13.86%             18.00          12/05/05             0         157,948         400,312
All
Shareholders(5)...                                                                         $    0    $231,662,464    $587,137,465
Named Executive
  Officers' Gains
  as a % of All
  Shareholder
  Gains..........                                                                                            .43%            .43%

---------------

(1) The options are nonqualified stock options that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 100,692 shares granted to all employees.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5) Total dollar gains based on assumed annual rates of appreciation shown and the 20,464,882 shares of Common Stock outstanding on March 25, 1996.

     The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding aggregate exercises of options in 1995 and the number and value of unexercised options at December 31, 1995:

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                    NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED            IN-THE-MONEY
                             SHARES ACQUIRED       VALUE          OPTIONS AT FY-END (#)      OPTIONS AT FY-END ($)(1)
           NAME              ON EXERCISE (#)    REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
--------------------------   ---------------    ------------    -------------------------    -------------------------
Dennis E. Wheeler.........           --                 --            49,297/70,459               $55,875/$30,300
Michael L. Clark..........           --                 --             4,186/32,254               $    --/$12,960
James A. Sabala...........        2,750           $ 13,750            12,897/24,184               $  3,325/12,254
William F. Boyd...........           --                 --             5,605/18,160               $   6,150/8,530
Michael C. Tippett........           --                 --             9,093/22,002               $  5,650/$7,366

---------------

(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

     The following Long-Term Incentive Plan Awards Table sets forth, for each of the named executive officers, long-term incentive plan awards (not payouts) made in December 1995 for services rendered in 1995 under the LTPSP. (Payouts for the completed four-year performance periods ending in 1993, 1994 and 1995 are reported above under the Long-Term Compensation Payouts column of the Summary Compensation Table.)

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                                                               ESTIMATED FUTURE-PAYOUTS UNDER
                                                            PERFORMANCE OR     NON-STOCK PRICE BASED PLANS(2)
                                          NUMBER OF          OTHER PERIOD      ------------------------------
                                      SHARES, UNITS OR     UNTIL MATURATION    THRESHOLD    TARGET    MAXIMUM
               NAME                  OTHER RIGHTS (#)(1)      OR PAYOUT           (#)        (#)        (#)
-----------------------------------  -------------------   ----------------    ---------    ------    -------
Dennis E. Wheeler..................         4,867              12/31/99          2,434       4,867     7,301
Michael L. Clark...................         2,696              12/31/99          1,348       2,696     4,044
James A. Sabala....................         1,977              12/31/99            989       1,977     2,966
William F. Boyd....................         1,348              12/31/99            674       1,348     2,022
Michael C. Tippett.................         1,168              12/31/99            584       1,168     1,752

---------------

(1) Performance share awards under the LTPSP are based upon target award levels established by the Committee at the beginning of each four-year performance period and vary depending upon the participant's responsibilities and base salary. Awards under the LTPSP are paid after the end of a four-year performance period and may vary from 0% to 150% of the targets based on actual Company financial performance. Commencing with LTPSP awards made in 1993, 60% is paid in shares of Common Stock and 40% is paid in cash upon completion of the four-year performance period. The first long-term performance awards under the LTIP occurred in 1989 and the first payout of such awards was made in 1992.

(2) Company financial performance for LTPSP award determination purposes is based on the Company's total shareholder return ("TSR") relative to a group of other companies in the precious metals mining industry (the "Comparable Group"). TSR equals the market price of the Company's Common Stock at the end of the four-year period plus dividends paid during the period, divided by the market price of the Common Stock at the beginning of the period. Actual award levels are based on the relative performance of the Company's TSR relative to the TSRs of the Comparable Group companies. The threshold performance level (i.e., the minimum amount payable) is reached if the Company's TSR is at the 30th percentile, in which case the percent of the target award is 50%. The target performance level is reached if the Company's TSR is at the 50th percentile, in which case the percent of the target award is 100%. The maximum performance level is achieved if the Company's TSR is at or above the 75th percentile, in which case the percent of the target award is 150%.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The present members of the Committee are Cecil D. Andrus, Joseph C. Bennett, Jeffery T. Grade and Duane B. Hagadone. The fundamental philosophy of the Company's Executive Compensation Program is to offer competitive compensation opportunities based on both the individual's performance and the Company's performance. The Company and the Committee receive the services of Hewitt Associates, a leading, independent executive compensation consulting firm in connection with the implementation of the Company's Executive Compensation Program. Compensation of the Company's executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors, and is directly linked to the Company's financial performance comparisons with other companies in the industry and shareholder interests. Total compensation opportunities are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted at approximately the 50th percentile of such companies on a size-adjusted basis.

     Annual incentive compensation awards under AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Company's Chairman/President/CEO to lower amounts for other executives) depending upon the individual's level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive's responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman/President/CEO are established for each participant by the CEO and reviewed by the Compensation Committee. Individual objectives for the Chairman/President/CEO are established by the Committee and for 1995 included objectives relating to the operation, management and growth of the Company. Annually, the Compensation Committee reviews the executive's performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on growth of total assets and cash flow return on total assets. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. For 1995, one-half of the target award value was based on financial performance of the Company and one-half was based on the individual performance of the participant. Commencing in 1996, 75% of the target award value is based on financial performance of the Company and 25% is based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards.

     Long-term incentive awards under the Plan consist of stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 50% is allocated to stock options granted under the LTIP and 50% is allocated to performance shares awarded under the LTPSP.

     Awards of stock options are based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the Common Stock on the date of grant. As of March 25, 1996, nonqualified stock options to purchase a total of 129,154 shares of Common Stock at an average exercise price of $21.30 per share were outstanding.

     Performance shares awarded under the LTPSP are designed to award key executives for overall Company performance over a four-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. Before each four-year performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 60% for the Company's Chairman/President/CEO to lower amounts for other executives) for each participant depending upon the individual's level of responsibility and impact on overall total return to shareholders. Actual awards paid at the end of the four-year performance period vary from the initial award target based on the actual total shareholder return ("TSR") of the Company relative to the TSRs of a group of other companies in the precious metals mining industry (the "Comparable Group"). The companies in the Comparable Group are AMAX Gold, Inc., ASARCO, Inc., Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., FMC Gold Company, Hecla Mining Co., Homestake Mining Co., Newmont Gold Company, Pegasus Gold, Inc. and Placer Dome, Inc. TSR is the price of the Common Stock at the end of the year plus dividends during the year, divided by the market value of the Common Stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the four-year performance period, are paid 60% in shares of Common Stock and 40% in cash.

     As discussed above, one-half of the annual incentive awards under the AIP and all long-term incentive awards under the LTPSP directly related to Company performance in 1995. (Such amount is 75% in 1996.) Growth of total assets and cash flow return on investment are considered in establishing Company financial objectives for purposes of AIP incentive payment determinations and Company TSR in comparison with Comparable Group TSRs is used to determine actual long-term cash incentive award payments under the LTPSP. Individual performance is measured against predetermined individual or group objectives, the formulation of which reflect the nature of the particular executive's responsibilities, in determining the balance (i.e., 50% in 1995 and 25% in 1996) of the annual incentive payments under the AIP.

     Payments made under the AIP based on 1995 performance reflect the following Company performance accomplishments: (i) the increase in the Company's total revenues from $92.2 million in 1994 to $98.7 1995 and the realization of $1.2 million net income in 1995 compared to a loss of $3.9 million in 1994; (ii) the increase in the Company's total gold and silver production from approximately 129,000 and 6.2 million ounces, respectively, in 1994, to record levels of approximately 168,000 and 7.2 million ounces, respectively, in 1995; (iii) the formation, effective January 1, 1995, with ASARCO Incorporated of Silver Valley Resources Corporation, which is 50% owned by each of the Company and ASARCO; (iv) the receipt by the Golden Cross Mine, which is operated by the Company, of the Environment Waikata Regional Council Award in May 1995 for environmental compliance initiatives at that mine in New Zealand; (v) the sale in May 1995 of the Company's Flexaust Company Division which manufactured flexible hose and tubing, in connection with which the Company realized a pre-tax gain of approximately $4.4 million; (vi) the acquisition by the Company from Echo Bay Mines Ltd. in May 1995 of that company's 50% interest in the Kensington project in Alaska, as a result of which Coeur now owns 100% of that project and will be the operator in the event a decision is made to place the property into commercial production; (vii) the completion of construction of the Fachinal mining facility in Chile on schedule and under budget, and commencement of initial production there in October 1995;
(viii) the successful underwritten call for redemption by the Company of its 7% Convertible Subordinated Debentures Due 2002 in November 1995, as a result of which approximately $75 million of indebtedness was converted into equity; and
(ix) the Company's acquisition of interests in two Australian gold mining companies, Gasgoyne Gold Mines NL and Orion Resources NL, and formulation of its plan, announced in December 1995, to conduct a takeover offer for all of Gasgoyne's outstanding shares in early 1996.

     The Committee concluded that Mr. Wheeler's 1995 performance as Chairman/President/CEO of the Company exceeded the objectives established by the Committee. That conclusion and the determination of his awards, which exceeded targets established under the AIP for 1995 performance, were based upon the Company's performance accomplishments described in the above paragraph and, in particular, (i) the Company's having exceeded budget level performance in 1995, with record gold production (increasing from 129,000 ounces in 1994 to 168,000 ounces in 1995) and silver production (increasing from 6.2 million ounces to 7.2 million ounces) and completion of the year with a record 5.3 million ounces of gold equivalent reserves; (ii) the successful negotiation of the Company's acquisition of 50% of the Kensington property from Echo Bay Mines, Ltd, the buy-out of the Wright royalty interest in that property, the framework of an agreement with the Regional Administrator of EPA relating to the completion of permitting at that property and the framework for the agreements with the Native Alaska Groups, Kake, Kluckwan and Goldbelt, relating to that property; (iii) the negotiation of the sale of the Company's Flexaust Company Division assets and the successful implementation of the formation of Silver Valley Resources Corporation; (iv) the Company's bringing the Fachinal Mining Project in Chile into commercial production on time and under budget and the successful operation of the El Bronce Mine during its first year since the acquisition of that mine, with costs declining $90 per ounce; (v) the negotiations with UBS Securities LLC for the underwritten call for redemption of the Company's 7% Convertible Subordinated Debentures Due 2002 in December 1995; and (vi) the negotiation of the Company's option agreement with the Crabb family in Australia to acquire 19.9% of Gasgoyne Gold Mines NL as well as the Company's acquisition of its interest in Orion Resources NL.

                                Compensation Committee of the Board of Directors
                                                     Joseph C. Bennett, Chairman
                                                                 Cecil D. Andrus
                                                                Jeffery T. Grade
                                                               Duane B. Hagadone

SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN

     Pursuant to the Company's Supplemental Retirement Deferred Compensation Plan, officers may defer up to 50% of their salary as well as 100% of the cash portion of awards under the AIP and LTPSP. Amounts deferred accrue interest at a prime lending rate not to exceed 10% and payout may be effected by a lump sum or an annuity.

DIRECTORS' FEES

     In 1995, the Company's shareholders approved the Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plans. Under the Plan, outside directors receive at least $5,000 of their director fees in the form of stock options in lieu of $5,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. Information relating to options granted to outside directors on January 5, 1995, was set forth in last year's proxy statement relating to the 1995 Annual Meeting of Shareholders. The following table sets forth information regarding options that were granted under the Plan to non-employee directors on January 3, 1996:

                                                                 NUMBER
                                                  AMOUNT           OF          OPTION
                                                    OF           SHARES       EXERCISE
                                                 FOREGONE        SUBJECT       PRICE
                                                 DIRECTOR'S        TO           PER
         NAME OF OUTSIDE DIRECTOR                FEES            OPTION*      SHARE**
------------------------------------------       --------        ------       --------
Cecil D. Andrus...........................       $  5,000           509       $17.9375
Joseph C. Bennett.........................          5,000           509        17.9375
James J. Curran...........................         50,000         5,087        17.9375
Jeffrey T. Grade..........................          5,000           509        17.9375
Duane B. Hagadone.........................         50,000         5,087        17.9375
James A. McClure..........................          5,000           509        17.9375
                                                 --------        ------
     Total................................       $120,000        12,210
                                                 ========        ======

---------------

 * The number of shares is determined by dividing each outside director's foregone directors' fees by the per-share value of an option using the Black-Scholes option valuation method.

** The option exercise price is equal to the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on January 3, 1995, which was the date of grant.

     Committee members receive no compensation for their services.

DIRECTORS' RETIREMENT PLAN

     Pursuant to the Company's Directors' Retirement Plan, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year's retirement benefit is equal to 40% of the outside director's annual compensation as a director of the Company at the time of retirement.

CHANGE IN CONTROL PROVISIONS

     In the event of a change in control of the Company, as defined below (a "Change in Control"), all awards under the Program fully vest as follows: (i) all unvested stock options become fully exercisable; (ii) any unvested shares of restricted stock become fully vested so that the restrictions on the sale of such stock lapse on the Change in Control date; and (iii) cash or Common Stock payments of performance awards made under the Program must be fully paid within 30 days following the date of the Change in Control. A Change in Control of the Company for purposes of the Program is deemed to occur in the event of (i) an organization, group or person acquires beneficial ownership of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (ii) a majority of the members of the Company's Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board; (iii) a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a Change in Control of the Company; or (iv) the Company is combined with or acquired by another company and the Board determines, either before or after such event, that a Change in Control will or has occurred.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a term of employment through June 1, 1997, and which is automatically extended for one year on June 1 of each year unless terminated or modified by the Company by written notice. Mr. Wheeler's employment agreement includes the same Change in Control provisions as those included in the Executive Severance Agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of such death.

     On June 28, 1994, the Company extended through December 31, 1996, and continuing from year-to-year thereafter unless terminated by the Company by written notice, the Executive Severance Agreements with six executive officers and one key managerial employee of the Company ("Executives") pursuant to which certain benefits will be payable to the Executives in the event of a Change in Control of the Company and the termination of the Executive's employment within two years after such Change in Control for any reason other than for cause, disability, death, normal retirement or early retirement. (The term "Change in Control" for purposes of the Executive Severance Agreements has the same meaning as that discussed above under "Change in Control Provisions.")

     The benefits payable to an Executive in the event of a Change in Control and such termination of employment are (i) the continued payment of the Executive's full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided under the AIP and LTPSP for the two years following such termination of employment; (ii) the continued payment by the Company during that period of all medical, dental and long-term disability benefits under programs in which the Executive was entitled to participate immediately prior to termination of employment; (iii) acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by the Company to the Executive under the Program; and (iv) the granting to the Executive of continued credit through the two-year period following termination of employment for purposes of determining the Executive's retirement benefits under the Company's Profit Sharing Plan. Each Executive Severance Agreement provides that if the severance payments provided thereunder would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the Executive's average annual taxable compensation during the five-year period preceding the Change in Control.

CERTAIN TRANSACTIONS

     In recent years, the Congress has considered repealing or amending the Mining Law of 1872. Any such legislation, if passed, could have an adverse impact upon the Company's business. Mr. James A. McClure, a director of the Company, is the President and a principle shareholder of the consulting firm of McClure, Gerard & Neuenschwander, Inc. This firm represents a group of mining companies that have retained the firm with regard to such legislation and who share in the cost of services. In addition, the firm performed services for the Company regarding legislative issues concerning the Kensington Venture near Juneau, Alaska. During 1995, the Company paid the firm $148,526.36 for consulting services.

                                 PROPOSAL NO. 2

                            INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed Ernst & Young to serve as the Company's independent public accountants for the current fiscal year. Ernst & Young has served since 1981 in that capacity. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Ernst & Young to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Ernst & Young will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total shareholder return with the S&P 500 Index, which is a performance indicator of the overall stock market, and a Company-determined peer group.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG COEUR D'ALENE MINES CORPORATION, S&P 500 INDEX
                              & PEER GROUP INDEX**

                                 COEUR D'ALENE
                                  MINES COR-
      MEASUREMENT PERIOD           PORATION       S&P 500 IN-     PEER GROUP
    (FISCAL YEAR COVERED)        COMMON STOCK         DEX          INDEX* *
DEC. 1990                               100.00          100.00          100.00
DEC. 1991                                84.56          130.34           89.95
DEC. 1992                                69.69          140.25           83.10
DEC. 1993                               130.11          154.32          143.47
DEC. 1994                                99.75          156.42          118.61
DEC. 1995                               105.21          214.99          132.71

Assumes $100 invested on January 1, 1990, in the Company's Common Stock, S&P 500 Index and a peer group index.
---------------

  * Total return assumes reinvestment of dividends.

 ** The issuers of common stock included in the peer group index are Amax Gold, Inc., ASARCO Incorporated, Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., FMC Gold Company, Hecla Mining Company, Homestake Mining Company, Newmont Gold Company, Pegasus Gold, Inc. and Placer Dome, Inc.

*** Fiscal year ending December 31.

                           1997 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received by the Secretary of the Company, 400 Coeur d'Alene Mines Building, Post Office Box I, Coeur d'Alene, Idaho 83814 no later than December 3, 1996, in order for them to be considered for inclusion in the 1997 Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

     This Proxy Statement is accompanied by the Annual Report of the Company which includes financial statements for the year ended December 31, 1995. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                                          By order of the Board of Directors,
                                          COEUR D'ALENE MINES CORPORATION

                                          /s/  WILLIAM F. BOYD

                                          William F. Boyd
                                          Secretary

Coeur d'Alene, Idaho
April 1, 1996

                       COEUR D'ALENE MINES CORPORATION

        400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX I

                          COEUR D'ALENE, IDAHO 83814


                 MANDATORY ADJUSTABLE REDEEMABLE CONVERTIBLE
                              SECURITIES PROXY

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 14, 1996, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, William F. Boyd, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation Mandatory Adjustible Redeemable Convertible Securities the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 14, 1996, or at any adjournment thereof, with all powers the undersigned would have if personally present.

                                                     (Continued on reverse side)

THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO OTHER MATTERS OF             /X/        Please mark
BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO                           your votes like
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.                                this in blue or black
                                                                                                  ink



    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

1. TO ELECT DIRECTORS                    FOR all        WITHHOLD
   C.D. ANDRUS, J.C.                      eight       AUTHORITY to
   BENNETT, J.J. CURRAN,                nominees      vote for all
   J.T. GRADE, D.B.                    (except as       Nominees
   HAGADONE, J.A.                       marked to        listed
   McCLURE, J.A. SABALA               the contrary      at left.
   and D.E. WHEELER                      below)

                                          / /             / /


(INSTRUCTION: TO WITHHOLD AUTHORITY for any individual nominee, write that nominee's name in the space provided below.)


------------------------------------------------------------------

2. TO RATIFY THE SELECTION OF           FOR           AGAINST             ABSTAIN
   ERNST & YOUNG AS THE
   COMPANY'S INDEPENDENT PUBLIC         / /             / /                 / /
   ACCOUNTANTS FOR 1996.



3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.








Dated:                                                         , 1996
      ---------------------------------------------------------


---------------------------------------------------------------------
Signature of Stockholder


---------------------------------------------------------------------
Signature of Stockholder

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.


   PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                        COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX I
                           COEUR D'ALENE, IDAHO 83814

                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 14, 1996, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, William F. Boyd, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 14, 1996, or at any adjournment thereof, with all powers the undersigned would have if personally present.

                                                     (Continued on reverse side)

THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO OTHER MATTERS OF             /X/        Please mark
BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO                           your votes like
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.                                this in blue or black
                                                                                                  ink



    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

1. TO ELECT DIRECTORS                    FOR all        WITHHOLD
   C.D. ANDRUS, J.C.                      eight       AUTHORITY to
   BENNETT, J.J. CURRAN,                nominees      vote for all
   J.T. GRADE, D.B.                    (except as       Nominees
   HAGADONE, J.A.                       marked to        listed
   McCLURE, J.A. SABALA               the contrary      at left.
   and D.E. WHEELER                      below)

                                          / /             / /


(INSTRUCTION: TO WITHHOLD AUTHORITY for any individual nominee, write that nominee's name in the space provided below.)


------------------------------------------------------------------

2. TO RATIFY THE SELECTION OF           FOR           AGAINST             ABSTAIN
   ERNST & YOUNG AS THE
   COMPANY'S INDEPENDENT PUBLIC         / /             / /                 / /
   ACCOUNTANTS FOR 1996.



3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.








Dated:                                                         , 1996
      ---------------------------------------------------------


---------------------------------------------------------------------
Signature of Stockholder


---------------------------------------------------------------------
Signature of Stockholder

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.


   PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.